As filed with the Securities and Exchange Commission on May 20, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAESARS ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	62-1411755
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Caesars Palace Drive
Las Vegas, NV 89109
(702) 407-6000
(Address of Principal Executive Offices, Including Zip Code)

Caesars Entertainment Corporation 2012 Performance Incentive Plan
(Full title of the plan)

Scott E. Wiegand, Esq.
Senior Vice President, Deputy General Counsel and Corporate Secretary
Caesars Entertainment Corporation
One Caesars Palace Drive
Las Vegas, NV 89109
(702) 407-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Monica K. Thurmond, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	8,000,000 (2)	$9.965 (2)	$79,720,000	$9,263.47

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
Consists of shares of common stock of Caesars Entertainment Corporation (the “Common Stock”) underlying grants to be made under the Caesars Entertainment Corporation 2012 Performance Incentive Plan after the date hereof.  Pursuant to Rule 457(h) under the Securities Act, the registration fee is calculated based on the average of the high and low prices per share of the Common Stock reported on the Nasdaq Global Select Market as of May 19, 2015.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Caesars Entertainment Corporation 2012 Performance Plan as specified by Rule 428(b)(1) under the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated).  Those documents are incorporated by reference in the Section 10(a) prospectus.  Requests should be directed to Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, 89109, Attention: Corporate Secretary; telephone number (702) 407-6000.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by us are incorporated by reference in this Registration Statement:
(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014, filed with the Commission on March 16, 2015 (SEC File No. 001-10410) (the “Annual Report”);
(b)
The description of the Company’s commons stock set forth under the heading “Description of Registrant’s Securities to be Registered” contained in the Company’s Registration Statement on Form 8-A (File No. 001-10410) filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 2, 2012; and

(c)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the Company’s Annual Report referred to in (a) above.

All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Company is incorporated under the laws of Delaware.  Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.   The bylaws of the Company indemnifies to the fullest extent of the law every director and officer against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.  In addition, all of the directors and executive officers have entered or intend to enter into separate contractual indemnity arrangements with Caesars Entertainment Corporation. These arrangements provide for indemnification and the advancement of expenses to these directors and executive officers in circumstances and subject to limitations substantially similar to those described above.
Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.
See the attached Exhibit Index, which is incorporated herein by reference.
Item 9. Undertakings.
(a)            The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus
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filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers,” or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Caesars Entertainment Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Las Vegas, State of Nevada, on the 20th day of May 2015.

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Gary W. Loveman
Name: Gary W. Loveman Title: Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric Hession, Timothy R. Donovan and Scott E. Wiegand, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Gary W. Loveman	Chairman, Chief Executive	May 20, 2015
Gary W. Loveman	Officer, President and Director (Principal Executive Officer)
/s/ Eric Hession	Executive Vice President	May 20, 2015
Eric Hession	and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)
/s/ Jeffrey Benjamin	Director	May 20, 2015
Jeffrey Benjamin
/s/ David Bonderman	Director	May 20, 2015
David Bonderman
/s/ Kelvin L. Davis	Director	May 20, 2015
Kelvin L. Davis
/s/ Mark Frissora	Director, Chief Executive Officer Designate	May 20, 2015
Mark Frissora
/s/ Fred Kleisner	Director	May 20, 2015
Fred Kleisner
/s/ Eric Press	Director	May 20, 2015
Eric Press

Signature	Capacity	Date

/s/ Marc Rowan	Director	May 20, 2015
Marc Rowan

/s/ David B. Sambur	Director	May 20, 2015
David B. Sambur

/s/ Lynn C. Swann	Director	May 20, 2015
Lynn C. Swann

/s/ Christopher J. Williams	Director	May 20, 2015
Christopher J. Williams

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EXHIBIT INDEX

Exhibit No.	Document Description
3.1
Second Amended and Restated Certificate of Incorporation of Caesars Entertainment Corporation (Filed as Exhibit 3.7 to the Company’s Form 10-K filed with the SEC on March 14, 2012 and incorporated herein by this reference).

3.2	Amended Bylaws of Caesars Entertainment Corporation (Filed as Exhibit 3.8 to the Company’s Form 10-K filed with the SEC on March 14, 2012 and incorporated herein by this reference).
4.1	Caesars Entertainment Corporation 2012 Performance Incentive Plan (Filed as Exhibit 10.89 to the Company’s Form S-1/A filed with the SEC on February 2, 2012 and incorporated herein by this reference).
4.2
Amendment No.1 to the Caesars Entertainment Corporation 2012 Performance Incentive Plan (Filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on July 25, 2012 and incorporated herein by this reference).

4.3
Amendment No.2 to the Caesars Entertainment Corporation 2012 Performance Incentive Plan (Filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on May 20, 2015 and incorporated herein by this reference).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included in this Registration Statement under “Signatures”).

    *  Filed herewith.